UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 26, 2016

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of The Macerich Company (the “Company”) previously approved, subject to stockholder approval, The Macerich Company 2003 Equity Incentive Plan, as amended and restated (the “2003 Incentive Plan”), that would, among other things, (1) increase the aggregate share limit by an additional 6,000,000 shares, (2) eliminate the fungible share counting provision, (3) extend the term of the 2003 Incentive Plan until May 26, 2026, (4) provide for “double trigger” change in control vesting acceleration unless expressly provided for otherwise in the award agreement, and (5) subject all awards granted under the 2003 Incentive Plan to our Company’s clawback policy. As reported under Item 5.07 below, the Company’s stockholders approved the 2003 Incentive Plan at its Annual Meeting of Stockholders held on May 26, 2016 (the “Annual Meeting”). The 2003 Incentive Plan is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07                                  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 26, 2016. At the Annual Meeting, the Company’s stockholders (1) elected the ten nominees listed below to serve as directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, (3) approved the compensation of the Company’s named executive officers, and (4) approved the 2003 Incentive Plan.

Proposal 1:                               Election of Ten Directors to Serve Until the Next Annual Meeting of Stockholders and Until Their Respective Successors are Duly Elected and Qualified.

	For	Against	Abstensions	Broker Non- Votes
John H. Alschuler	135,573,677	667,299	52,201	4,161,941
Arthur M. Coppola	132,842,747	3,011,645	438,785	4,161,941
Edward C. Coppola	128,331,682	7,909,695	51,800	4,161,941
Steven R. Hash	135,573,591	668,227	51,359	4,161,941
Fred S. Hubbell	130,148,399	6,091,644	53,114	4,161,941
Diana M. Laing	132,109,287	4,132,715	51,175	4,161,941
Mason G. Ross	133,807,959	2,431,009	54,209	4,161,941
Steven L. Soboroff	134,072,666	2,165,790	54,721	4,161,941
Andrea M. Stephen	130,926,898	5,314,752	51,527	4,161,941
John M. Sullivan	127,635,008	8,605,782	52,387	4,161,941

Proposal 2:                               Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2016.

For	Against	Abstensions
140,348,544	47,020	59,554

There were no broker non-votes for Proposal 2.

Proposal 3:                               Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

For	Against	Abstensions	Broker Non- Votes
132,208,549	3,425,956	658,672	4,161,941

Proposal 4:                               Approval of the 2003 Incentive Plan.

For	Against	Abstensions	Broker Non- Votes
132,499,328	3,731,664	62,185	4,161,941

ITEM 9.01                                  Financial Statements and Exhibits.

(d)                                 Exhibits

10.1*                 The Macerich Company 2003 Equity Incentive Plan, as amended and restated as of May 26, 2016.

*                                         Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: THOMAS J. LEANSE

June 1, 2016	/s/ Thomas J. Leanse
Date	Senior Executive Vice President,
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	The Macerich Company 2003 Equity Incentive Plan, as amended and restated as of May 26, 2016.

*                                         Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.